Exhibit 99.1

First Foundation to Acquire Premier Business Bank

December 19, 2017 (IRVINE & LOS ANGELES, CA) – First Foundation Inc. (NASDAQ: FFWM) (“First Foundation”), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors and First Foundation Bank, and PBB Bancorp (OTCQX: PBCA) today announced the signing of a definitive merger agreement under which First Foundation will acquire PBB Bancorp. The transaction, which has been unanimously approved by each company’s board of directors, is expected to close in the second quarter of 2018 and is subject to customary closing conditions, including obtaining approval by PBB Bancorp’s shareholders and bank regulatory authorities.

PBB Bancorp is the parent company of Premier Business Bank and its community bank divisions, Premier Bank of Palos Verdes and First Mountain Bank. It is a California state-chartered bank with $587 million in total assets as of September 30, 2017 and six branch offices and a SBA loan center located in Southern California. Upon the closing of the transaction, Premier Business Bank will be merged with and into First Foundation Bank.

“We are pleased to announce this strategic acquisition,” said Scott F. Kavanaugh, CEO of First Foundation. “Premier Business Bank has built a reputation as a strong banking partner for business owners and real estate investors, which makes it a great fit for First Foundation. Our combined firm will be well-positioned for growth in Southern California. We look forward to welcoming the employees, clients, and shareholders of Premier Business Bank to the First Foundation family.”

Pursuant to the merger agreement, PBB Bancorp shareholders will receive 1.05 shares of First Foundation common stock in exchange for each share of PBB Bancorp. The 100% stock transaction is valued at approximately $106 million in aggregate, based on a closing price for First Foundation’s common stock of $19.04 as of December 18, 2017, and the value per share for a PBB Bancorp shareholder is $19.99. The value of the merger consideration will fluctuate based on First Foundation’s common stock price.

On a pro forma consolidated basis with Premier Business Bank, First Foundation Bank would have had approximately $4.7 billion in total assets as of September 30, 2017. The transaction is expected to be immediately accretive to First Foundation’s EPS (excluding approximately $5.1 million of one-time expenses).  At closing, the transaction is expected to be approximately 3.6% dilutive to First Foundation’s tangible book value per share with an estimated tangible book value earn-back period of 3.8 years. The transaction will not require any supplemental financing.

"In entering into this agreement, Premier Business Bank believes that it has found a strong partner in First Foundation,” said John Polen, President and CEO of Premier Business Bank. “Its platform of business and personal banking, as well as private wealth management solutions, present greater opportunities for our clients going forward.”

The merger with PBB Bancorp will become the fifth acquisition for First Foundation, which acquired Community 1st Bank in the Greater Sacramento area on November 10, 2017, two branches in Seal Beach and Laguna Hills from Pacific Western Bank on December 12, 2016; Pacific Rim Bank in Honolulu on June 16, 2015; and Desert Commercial Bank in Palm Desert on August 15, 2012.

For additional information about the proposed acquisition of PBB Bancorp, shareholders are encouraged to carefully read the definitive merger agreement that was filed with the Securities and Exchange Commission (“SEC”) today. In connection with the announcement of the transaction, an investor presentation will be filed with the SEC and made available on First Foundation’s website.

Exhibit 99.1

First Foundation was advised by Sandler O'Neill + Partners, L.P., and Sheppard, Mullin, Richter & Hampton LLP served as legal counsel.  PBB Bancorp was advised by and received a fairness opinion from MJC Partners, LLC, and King, Holmes, Paterno & Soriano, LLP served as legal counsel.

About First Foundation

First Foundation, a financial institution founded in 1990, provides personal banking, business banking and private wealth management. The Company has offices in California, Nevada, and Hawaii with headquarters in Irvine, California. For more information, please visit www.ff-inc.com.

About Premier Business Bank

PBB Bancorp is the parent company of Premier Business Bank and its full service community bank divisions, Premier Bank of Palos Verdes and First Mountain Bank. Premier Business Bank is headquartered in downtown Los Angeles, California, and has three additional locations in Los Angeles County; two community-based full service retail branches in Rolling Hills Estates and Palos Verdes Estates, and an SBA loan center in Torrance. Its First Mountain Bank division has three full service retail branches located in San Bernardino County, California. Branches are located in Big Bear Lake, Running Springs and Lucerne Valley.

Contact

First Foundation Inc.

John Michel

Chief Financial Officer

949-202-4160

jmichel@ff-inc.com

First Foundation Inc.

Tyler Resh

Director of Marketing and Strategy

949-202-4131

tresh@ff-inc.com

Forward-Looking Statements

This press release may contain forward-looking statements regarding First Foundation, PBB Bancorp and the proposed acquisition. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all; regulatory approvals of the acquisition may not be obtained or adverse regulatory conditions may be imposed in connection with regulatory approvals of the acquisition; the shareholders of PBB Bancorp may fail to approve the consummation of the acquisition; and other conditions to the closing of the acquisition may not be satisfied. Annualized, pro forma, projected and estimated numbers in this press release are used for illustrative purposes only, are not forecasts and may not reflect actual results.

First Foundation and PBB Bancorp undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Exhibit 99.1

Additional Information About the Merger and Where to Find It

The merger will require the approval of PBB Bancorp’s shareholders. This announcement is not a recommendation in favor of a vote on the transaction, nor is it a solicitation of proxies in connection with any such vote. PBB Bancorp will prepare and mail a proxy statement and other relevant documents to its shareholders in connection with the merger. The parties intend that First Foundation will issue shares of its common stock in the merger in reliance upon an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, following a fairness hearing to be convened by the Commissioner of the California Department of Business Oversight. Details about the fairness hearing, including a formal notice of the hearing, will be published and made available to PBB Bancorp shareholders in accordance with Section 25142 of the California Corporations Code.

SHAREHOLDERS OF PBB BANCORP ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS THE FAIRNESS HEARING NOTICE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT, IN ADDITION TO ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement, fairness hearing notice, and other relevant materials (when they become available) may be obtained free of charge by contacting the Corporate Secretary of PBB Bancorp at (213) 689-4800.

PBB Bancorp and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from PBB Bancorp’s shareholders in connection with the proposed merger. Information concerning such participants’ ownership of PBB Bancorp and First Foundation equity securities will be set forth in the proxy statement relating to the merger when it becomes available. This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities.

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